UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2016

PartnerRe Ltd.
 (Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation or Organization)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02.    Compensatory Arrangements of Certain Officers.

On April 20, 2016, PartnerRe Ltd. (the “Company”) established a cash-based long-term award program (the “LTI Program”), effective as of March 1, 2016, pursuant to which cash-based awards have been granted to certain employees, including certain of the Company’s named executive officers. The LTI Program was established in light of the expiration of the Company’s Employee Equity Plan and is intended to help the Company attract, motivate and retain key employees and service providers.
Awards under the LTI Program (the “LTI Awards”) will generally cliff-vest after two years, with portions of the awards vesting based on fixed service, 2016-2017 performance and, for the Company’s named executive officers, appreciation right value metrics. LTI Award recipients will forfeit their awards if they terminate their employment prior to the scheduled vesting date, unless the termination is due to the participant’s death, disability or retirement. The LTI Awards will automatically vest and become payable upon a change in control (not including the merger with EXOR S.p.A.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERRE LTD.

Date:	April 20, 2016	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel